Exhibit 99.3

Thermo Fisher Scientific to Acquire One Lambda, the Global Leader in Transplant Diagnostics

Also Announces New Authorization to Buy Back $500 Million of its Common Stock

WALTHAM, Mass. & CANOGA PARK, Calif.—(BUSINESS WIRE)—Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today announced that it has signed a definitive agreement to acquire One Lambda, the leader in transplant diagnostics, for $925 million in cash, subject to a post-closing adjustment. The purchase price includes the cost of a three-year retention program established by One Lambda for the benefit of key employees, amounts payable to certain shareholders for noncompetition agreements, and a one-year earn-out provision based on the achievement of certain financial targets. The transaction, which is expected to be completed in the fourth quarter of 2012, is expected to be immediately accretive upon close and add $0.09 to $0.11 to Thermo Fisher’s 2013 adjusted earnings per share (EPS).1

Founded in 1984 by Dr. Paul Terasaki, a pre-eminent researcher in the field of transplantation, One Lambda is a pioneer in transplant diagnostics. One Lambda’s diagnostic tests are used by transplant centers for tissue typing, primarily to determine the compatibility of donors and recipients pre-transplant, and to detect the presence of antibodies that can lead to transplant rejection. One Lambda is privately held and has approximately 320 employees, primarily based in Canoga Park, Calif., who serve more than 1,400 laboratories worldwide. The business, which generated revenue of $182 million in 2011, will become part of Thermo Fisher’s Specialty Diagnostics Segment.

“One Lambda is an exciting addition to our specialty diagnostics portfolio,” said Marc N. Casper, president and chief executive officer of Thermo Fisher. “The One Lambda team has pioneered market-leading tests that are widely used across the transplant-testing workflow to improve patient outcomes. With its strong technology platform, high margin profile and good growth prospects, the business is perfectly aligned with our specialty in vitro diagnostics strategy.

“One Lambda gives us access to the attractive transplant diagnostics market and complements our existing immunosuppressant monitoring assays. It also offers the opportunity to leverage our global commercial infrastructure to serve growing transplant needs in emerging markets. From a financial perspective, we expect One Lambda to be immediately accretive to our adjusted EPS and to yield a strong return on invested capital.”

George M. Ayoub, co-founder, president and chief executive officer of One Lambda, said, “We are excited about the opportunities ahead as we join Thermo Fisher’s specialty diagnostics business. I believe that, together, we will increase the use of human leukocyte antigen (HLA) typing and antibody detection to accelerate growth and improve the success rate of transplantation. Importantly, we will continue to fulfill our mission, which is to improve the quality of life for transplant patients and their families.”

1 Adjusted earnings per share and adjusted operating income are non-GAAP measures that exclude certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Casper added, “We look forward to welcoming the One Lambda team to the Thermo Fisher family. We are also pleased to announce that we will collaborate with Dr. Terasaki and the Terasaki Foundation Laboratory, which continues to support groundbreaking research in preventing post-transplant rejection.”

Benefits of the Transaction

•

Enhances Thermo Fisher’s Presence in Specialty in vitro Diagnostics: Growth in the transplant diagnostics market is being driven by increasing global demand for transplant procedures and post-transplant patient monitoring. This specialized technology supports a broad portfolio of high-margin reagents in the two major categories of transplant testing: HLA typing and antibody detection.

•

Adds New Capabilities to Complete the Transplant-Testing Workflow: One Lambda’s leading diagnostic tests for HLA typing and antibody detection pre- and post-transplant will complement Thermo Fisher’s existing immunosuppressant assays that are used for monitoring drug therapies in post-transplant patients to prevent transplant rejection.

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Creates Opportunities to Leverage Thermo Fisher’s Commercial Infrastructure in Emerging Markets: Thermo Fisher expects to leverage its extensive commercial capabilities in emerging markets to accelerate growth in One Lambda’s existing product portfolio, which is currently marketed primarily to physicians and laboratories in the U.S.

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Offers Compelling Financial Benefits: The transaction is expected to be immediately accretive to Thermo Fisher’s adjusted EPS upon close, and accretive by $0.09 to $0.11 per share in 2013. It is also expected to generate revenue and cost synergies for a total adjusted operating income[1] benefit of approximately $15 million in 2015. In addition, the transaction will result in greater tax efficiencies by leveraging Thermo Fisher’s global structure.

Thermo Fisher and One Lambda expect to make an election under section 338(h)(10) of the Internal Revenue Code that will increase Thermo Fisher’s tax basis in the acquired assets. This election will result in annual cash tax savings of approximately $19 million over 15 years, yielding a net present value benefit of approximately $190 million for Thermo Fisher.

The implied 2011 EBITDA purchase price multiple for One Lambda is approximately 10.9x. Including the tax benefit, the implied 2011 EBITDA purchase multiple is approximately 8.7x.

Financing and Approvals

Thermo Fisher intends to fund the transaction through a combination of cash on hand and new debt financing. The transaction, which is expected to be completed in the fourth quarter of 2012, is subject to the satisfaction of customary closing conditions, including applicable regulatory approvals.

Advisors

J.P. Morgan Securities LLC is acting as financial advisor to Thermo Fisher, and Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel. Perella Weinberg Partners is acting as financial advisor to One Lambda, and Sheppard, Mullin, Richter & Hampton LLP is serving as legal counsel.

Additional Stock Buyback Authorized

Thermo Fisher also announced that its board of directors has authorized the repurchase of an additional $500 million of shares of its own common stock in the open market or in negotiated transactions. The new repurchase authorization will remain in effect through December 31, 2012. As of June 30, 2012, the company had $250 million remaining under its existing share repurchase authorization, which expires November 9, 2012.

Casper concluded, “The acquisition of One Lambda, along with our new stock buyback authorization, demonstrates our ongoing commitment to effectively deploying our capital to create shareholder value.”

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, which excludes restructuring and other costs/income and amortization of acquisition-related intangible assets, certain other gains and losses, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events and discontinued operations. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

Conference Call and Webcast

Thermo Fisher will host a conference call and webcast at 8:00 am EDT today to provide more information on this announcement. The webcast and accompanying slides can be accessed in the Investors section of www.thermofisher.com. An audio archive of the call will be available in that section of Thermo Fisher’s website until July 30, 2012 at 11:59 pm EDT.

Conference Call Dial-in:	Domestic:	800-657-1263

	International:	973-935-2840

	Passcode:	97432945

Replay Dial-in:	Domestic:	800-585-8367

	International:	404-537-3406

	Passcode:	97432945

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. (NYSE: TMO) is the world leader in serving science. Our mission is to enable our customers to make the world healthier, cleaner and safer. With revenues of $12 billion, we have approximately 39,000 employees and serve customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as in environmental and process control industries. We create value for our key stakeholders through three premier brands, Thermo Scientific, Fisher Scientific and Unity(TM) Lab Services, which offer a unique combination of innovative technologies, convenient purchasing options and a single solution for laboratory operations management. Our products and services help our customers solve complex analytical challenges, improve patient diagnostics and increase laboratory productivity. Visit www.thermofisher.com.

About One Lambda

One Lambda is the worldwide leader in HLA typing and antibody detection assays. One Lambda is known for its commitment to quality, service and innovation. The company develops and distributes several lines of HLA typing and antibody detection tests utilizing serological, molecular, ELISA, flow, and Luminex xMAP technologies. In addition, One Lambda also manufactures laboratory instrumentation and computer software that are used to simplify and automate testing procedures and final test evaluations. For more information, please visit www.onelambda.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investors” section of our website under the heading “SEC Filings.” Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general worldwide economic conditions, including economic conditions in the countries in which Thermo Fisher and One Lambda sell products, and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the transaction may not materialize as expected; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, One Lambda’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; and the parties being unable to successfully implement integration strategies. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Contacts

Media:

Thermo Fisher Scientific Inc.

Karen Kirkwood, 781-622-1306

karen.kirkwood@thermofisher.com

www.thermofisher.com

or

Investor:

Ken Apicerno, 781-622-1294

ken.apicerno@thermofisher.com

or

One Lambda Media:

Ricardo Ordonez, 818-449-3271

rordonez@onelambda.com